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                                                                   Exhibit 10.1

                               PROMISSORY NOTE


$461,501.60                                                        March 7, 2002


        FOR VALUE RECEIVED, John A. Tillinghast, an individual with an address of 77 Exeter Road, North Hampton, New Hampshire ("Maker"), hereby promises to pay to the order of BayCorp Holdings, Ltd., a Delaware corporation, with a principal place of business at 51 Dow Highway, Unit 7, Eliot, Maine ("Holder"), at the Holder's business address, or at such other place as the Holder or any subsequent holder hereof may in writing designate the principal sum of Four Hundred Sixty-One Thousand, Five Hundred One Dollars and Sixty Cents ($461,501.60), with annual interest thereon from the date hereof on the outstanding principal at the rate of interest stated below. This Note is entered into in connection with the Maker's exercise of nonstatutory stock options and is secured by the parties' Stock Pledge Agreement of even date herewith ("Pledge Agreement").

        1. TERM. This Note shall mature on the earlier of (i) December 31, 2003 or (ii) thirty (30) days following the payment to Great Bay Power Corporation ("Great Bay"), Little Bay Power Corporation ("Little Bay"), BayCorp Holdings, Ltd., or its common shareholders, as the case may be, of the proceeds of the sale of (A) Great Bay's and Little Bay's interests in the Seabrook Nuclear Generating Station or (B) BayCorp Holdings, Ltd.'s shares of capital stock of Great Bay and Little Bay or (C) the outstanding shares of capital stock of BayCorp Holdings, Ltd., by merger, share exchange or otherwise. Upon maturity, the outstanding principal balance, and all accrued but unpaid interest, and other expenses, if any, shall be due and payable in full.

        2. INTEREST RATE. The interest rate on outstanding principal and accrued but unpaid interest shall be five percent (5%) per annum, which interest shall be compounded annually and shall accrue.

        3. LIMITED RECOURSE NOTE. The Maker shall be subject to personal liability under this Note and the Holder shall be entitled to a corresponding right of recourse against the Maker, provided that such personal liability shall not exceed Five Thousand Dollars ($5,000). Except as provided in the preceding sentence, this Note is a nonrecourse note and the Holder's sole security is and sole recourse shall be against those shares of stock pledged by the Maker to the Holder or its designee pursuant to the parties' Pledge Agreement.

        4. PREPAYMENT. This Note may be prepaid in whole or in part without any penalty. No prepayment of less than the full unpaid balance of principal and late charges, if any, shall relieve Maker of the obligation to pay the next installment of principal hereunder.

        5. LATE CHARGE. In the event any payments required hereunder are not paid when due, Maker shall, in addition to all other amounts then due, pay a late charge (as liquidated damages) equal to five percent (5%) of the overdue payment(s) of principal and interest.

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        Acceptance by the Holder of payment of the late charge shall not be deemed a waiver of any default.

        6. APPLICATION OF PAYMENTS. All payments by Maker hereunder shall be applied first to late charges, if any, then to accrued interest and then to principal due in accordance with the terms hereof.

        7. EVENTS OF DEFAULT. Upon the occurrence of any of the following events of default, all sums payable under this Note shall, at the option of the Holder, become immediately due and payable without further notice or demand:

                7.1 Failure to pay the principal of, or fees or interest on, the Note, as the same shall become due and payable, and a continuation of such default for ten (10) days after written notice thereof.

                7.2 Default in the due observance or performance of any other covenant, condition or agreement, on the part of the Maker to be observed or performed pursuant to the terms hereof, or the Pledge Agreement, and a continuation of such default for thirty (30) days after notice thereof.

                7.3 The Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of his property, (ii) admit in writing his inability to pay his debts as they mature, (iii) make a general assignment for the benefit of creditors,
        (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency, readjustment of debt, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law.

                7.4 An order, judgment or decree shall be entered, without the application, approval or consent of the Maker by any court of competent jurisdiction, approving a petition seeking reorganization or approving the appointment of a receiver, trustee or liquidator of all or a substantial part of his assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days.

        8. WAIVERS. The Maker hereof waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees.

        9. DELAYS AND OMISSIONS. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right, or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No single or partial exercise of a power hereunder shall preclude other exercises thereof, or the exercises of any other power hereunder.


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        10.     CHOICE OF LAW.  This Note shall be governed exclusively by the laws of the State of New Hampshire. Maker hereby agrees that any action hereon or relating hereto may be maintained in a court of competent subject-matter jurisdiction located in that state, and consents to the jurisdiction of any such court for all purposes connected herewith.

        11. ASSIGNMENT; BINDING EFFECT. This Note is not assignable by the Maker. This Note is binding upon the Maker and his heirs and legal representatives, and shall inure to the benefit of the Holder, its successors and assigns.

        IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.




                                             /s/ John A. Tillinghast
                                             ---------------------------
                                             John A. Tillinghast